Exhibit 10.6

SUBORDINATION AND VOTING AGREEMENT

This Subordination and Voting Agreement (this “Agreement”) is entered into as of June 29, 2026 (the “Effective Date”), by and among Streeterville Capital, LLC, a Utah limited liability company (“Lender”), Alpha Modus Holdings, Inc., a Delaware corporation (“Company”), Alpha Modus, Corp. (“AMC”, and together with Company, and all subsidiaries and affiliates of Company, “Borrower”), and each of the undersigned creditors and shareholders of Borrower (each, a “Capital Party,” and collectively, the “Capital Parties”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Pre-Paid Purchases (defined below).

A. Company and Lender are parties to that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”).

B. Subject to the terms of the Purchase Agreement, Lender agreed to purchase up to

$10,000,000.00 in Secured Pre-Paid Purchases from Company (the “Pre-Paid Purchases”, and together with the Purchase Agreement and all other documents entered into in conjunction therewith, the “Transaction Documents”).

C. The Capital Parties: (i) are the beneficial owners of (or may become beneficial owners of) (a) shares of Class A common stock of Company (the “Common Shares”), and/or (b) shares of one or more series of preferred stock of Company (the “Preferred Shares”, and together with the Common Shares, the “Shares”); and/or (ii) have extended loans or other credit accommodations to Borrower, including without limitation that certain: (a) Amended and Restated 12% Senior Secured Promissory Note dated January 17, 2023 in the original principal amount of $453,750.00 issued by AMC in favor of Janbella Group, LLC (“Janbella”), (b) Senior Secured Promissory Note dated August 31, 2023 in the original principal amount of $300,000.00 issued by AMC in favor of Janbella, (c) Senior Secured Promissory Note dated November 6, 2023 in the original principal amount of $221,941.00 issued by AMC in favor of Janbella, (d) Senior Secured Promissory Note dated May 17, 2024 in the original principal amount of $400,000.00 issued by AMC in favor of Janbella (collectively, the “Janbella Loans”); (e) Promissory Note Due April 30, 2026 dated July 10, 2025 in the original principal amount of $2,142,857.00 issued by Borrower in favor of The Alessi 2023 Irrevocable Trust (the “Trust”), and (f) Promissory Note Due September 15, 2026 in the original principal amount of $714,286.00 issued by Borrower in favor of the Trust on September 15, 2025 (collectively, the “Trust Loans”, and together with the Janbella Loans, the “Capital Party Loans”); and/or may extend loans or other credit accommodations to Borrower from time to time.

D. To induce Lender to enter into the Transaction Documents and extend the credit evidenced thereby, each Capital Party is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to each Capital Party (including without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), including without limitation the Capital Party Loans, plus any equity or equity rights, along with any dividends, redemptions, distributions or other payments pursuant to exchange, call, redemption, put, or conversion features in connection with the Shares issued to or held by such Capital Party, whether presently existing or arising in the future (the “Subordinated Debt and Equity”), to all of Borrower’s indebtedness and obligations to Lender; and (ii) all of such Capital Party’s security interests, if any, to all of Lender’s security interests in Borrower’s property.

E. Pursuant to the Transaction Documents, Company agreed to seek stockholder approval (the “Approval”) to issue Common Shares under the Transaction Documents to Lender in excess of the requirements of Nasdaq Listing Rule 5635(d) (“Exchange Cap”), which Approval the applicable Capital Parties desire to vote in favor of, all pursuant to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Subordination.

(a) Each Capital Party subordinates to Lender any security interest or lien that such Capital Party may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interests of such Capital Party and the security interests of Lender, all now existing and hereafter arising security interests of Lender in any property of Borrower and all proceeds thereof (collectively, the “Collateral”), which Collateral shall include, without limitation, the “Collateral” as defined in that certain Security Agreement dated as of the date hereof by and among Borrower, Alpha Modus Financial Services, LLC and Lender (as the same may from time to time be amended, modified, supplemented or restated) shall at all times be senior to the security interests of such Capital Party. Each Capital Party hereby (a) acknowledges and consents to (i) Borrower granting to Lender a security interest in the Collateral, (ii) Lender filing any and all financing statements and other documents as deemed necessary by Lender in order to perfect Lender’s security interest in the Collateral, and (iii) the entering into of the Transaction Documents and all documents in connection therewith by Borrower,

(b) acknowledges and agrees that the Senior Debt (as defined below), the entering into of the Transaction Documents and all documents in connection therewith by Borrower, and the security interest granted by Borrower to Lender in the Collateral is permitted under the provisions of the Subordinated Debt and Equity documents (the “Subordinated Transaction Documents”) (notwithstanding any provision of the Subordinated Transaction Documents to the contrary), (c) acknowledges, agrees and covenants that no Capital Party shall: (i) contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Lender’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt, or (ii) seek to receive payments or enforce any remedy under the Subordinated Transaction Documents, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Lender’s security interest in the Collateral (or any portion thereof) shall be unperfected.

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(b) All Subordinated Debt and Equity is subordinated in right of payment to all obligations of Borrower to Lender now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all obligations under the Transaction Documents or any other agreement related to Lender’s provision of credit to Borrower (such obligations, collectively, the “Senior Debt”).

(c) No Capital Party will demand or receive from Borrower (and Borrower will not pay to any Capital Party) all or any part of the Subordinated Debt and Equity, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any Capital Party exercise any remedy with respect to any property of Borrower, nor will any Capital Party accelerate the Subordinated Debt and Equity, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (a) the Senior Debt has been fully paid in cash, (b) Lender has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Lender and Borrower are terminated. If any Capital Party receives any payment or distribution on account of the Subordinated Debt and Equity in violation of this Agreement, such Capital Party shall hold such payment or distribution in trust for the benefit of Lender and shall promptly deliver such payment or distribution to Lender for application to the Senior Debt.

(d) Each Capital Party further agrees that it will not seek to convert or exchange any of the Preferred Shares or any portion of any outstanding balance under any of the Subordinated Transaction Documents into Common Shares, nor will any Capital Party seek to exercise any redemption or other rights under the Subordinated Transaction Documents, or sell, transfer or assign any of the Shares or Subordinated Debt and Equity until such time as (a) the Senior Debt has been deemed fully paid (either through repayment in cash or conversion into Common Shares), (b) Lender has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Lender and Borrower are terminated.

(e) Borrower hereby acknowledges and agrees to the foregoing subordinations and, for the avoidance of doubt, further agrees that it shall comply with the same and not take any actions to circumvent, contravene or violate such subordinations in any manner.

3. Voting. Each Capital Party, to the extent applicable, hereby covenants and agrees to vote all Shares now or hereafter held by it/he/she in favor of the Approval and the issuance of Common Shares to Lender in excess of the requirements of the Exchange Cap at such times and in such places and in such agreements and documents as Borrower and Lender may deem appropriate in each instance that such Approval is sought, and to the extent not already covered by Section 2, to approve the Transaction Documents and the transaction evidenced thereby in each instance that such Approval is sought. Each Capital Party hereby grants to Lender an irrevocable proxy, coupled with an interest, to vote all Shares held by such Capital Party in favor of the Approval in the event such Capital Party fails to vote as required by this Section 3.

4. Compensation; Preferred Shares Conversion. William Alessi and Chris Chumas (collectively, the “Officers”) covenant and agree that any bonuses or other discretionary or contingent compensation payable by Company to the Officers in addition to their base salary will be subordinated in all respects to the Senior Debt (“Bonus Compensation”). Company covenants and agrees not to pay, and the Officers agree not to accept or receive, any Bonus Compensation until such time as (a) the Senior Debt has been deemed fully paid (either through repayment in cash or conversion into Common Shares), (b) Lender has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Lender and Borrower are terminated. Chris Chumas agrees to convert 430,000 Preferred Shares owned by him and his self-directed IRA (Mainstar Trust Cust FBO Chris P Chumas Roth #R2189479) into an aggregate of 304,412 Common Shares (using the same split-adjusted conversion rate previously used by The Alessi 2023 Irrevocable Trust) within thirty (30) days of the Effective Date.

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5. Borrower Covenants. Borrower covenants and agrees not to take any action that would violate the Capital Parties’ obligations under this Agreement, including, without limitation, making any payments to the Capital Parties under any debt obligation or issuing any Common Shares or Preferred Shares to the Capital Parties in contravention of this Agreement.

6. Ratification of Pre-Paid Purchases. Each Pre-Paid Purchase shall be and remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respects. Borrower acknowledges that it is unconditionally obligated to pay the outstanding balance of each Pre-Paid Purchase and represents that such obligations are not subject to any defenses, rights of offset or counterclaims. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Lender under the Pre-Paid Purchases or the Transaction Documents, as in effect prior to the date hereof.

7. Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower and each Capital Party, for itself/himself/herself, and for their affiliates, successors and assigns, hereby acknowledge, represent, warrant and agree as follows:

(a) Borrower and each Capital Party has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, as applicable. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower or any Capital Party hereunder.

(b) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower and each Capital Party acknowledge and agree that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or any Capital Party or which should be known to Borrower or any Capital Party which Borrower or Capital Party has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

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(c) Borrower and each Capital Party have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower and each Capital Party hereby acknowledge and agree that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(d) Borrower and each Capital Party hereby acknowledge that it/he/she has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower or any Capital Party (or had the opportunity to be represented by counsel). Borrower and each Capital Party further acknowledge and agree that it/he/she has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(e) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower or any Capital Party.

(f) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower or any Capital Party, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

8. Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

9. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be determined in accordance with the provisions of the Purchase Agreement. BORROWER AND EACH CAPITAL PARTY HEREBY IRREVOCABLY WAIVE ANY RIGHT IT/HE/SHE MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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10. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, the Capital Parties, and Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower nor any Capital Party makes any representation, warranty, covenant or undertaking with respect to such matters.

14. No Reliance. Borrower and each Capital Party acknowledge and agree that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any Capital Party or any of their agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making their decision to enter into the transactions contemplated by this Agreement and the Transaction Documents, Borrower and each Capital Party are not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement and in the Transaction Documents.

15. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower and each Capital Party may not assign this Agreement or any of their obligations herein without the prior written consent of Lender.

17. Time is of Essence. Time is of the essence with respect to each and every provision of this Agreement.

18. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower, any Capital Party, or Lender shall be given as set forth in the “Notices” section of the Transaction Documents, except with respect to any Capital Party to the places and people as set forth in writing to Lender.

19. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BORROWER:

ALPHA MODUS HOLDINGS, INC.

By:	/s/ William Alessi
William Alessi, CEO

ALPHA MODUS, CORP.

By:	/s/ William Alessi
William Alessi, President

LENDER:

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John Fife, President

CAPITAL PARTIES:

JANBELLA GROUP, LLC

By:	/s/ William Alessi
William Alessi, Manager

WILLIAM ALESSI

/s/ William Alessi
William Alessi

[Signature Page to Subordination and Voting Agreement]

THE ALESSI 2023 IRREVOCABLE TRUST

By:	/s/ Sonia Alessi
Sonia Alessi, Trustee

THE WRA 2023 IRREVOCABLE TRUST

By:	/s/ Sonia Alessi
Sonia Alessi, Trustee

THE JANET ALESSI 2023 IRREVOCABLE TRUST

By:	/s/ Sonia Alessi
Sonia Alessi, Trustee

THE ISABELLA ALESSI 2023 IRREVOCABLE TRUST

By:	/s/ Sonia Alessi
Sonia Alessi, Trustee

THE KIM ALESSI RICHTER IRREVOCABLE TRUST

By:	/s/ Sonia Alessi
Sonia Alessi, Trustee

THE ALESSI REVOCABLE TRUST

By:	/s/ Sonia Alessi
Sonia Alessi, Trustee

CHRIS CHUMAS

/s/ Chris Chumas
Chris Chumas

[Signature Page to Subordination and Voting Agreement]